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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of report: March 16, 1999

                 Date of earliest event reported: March 10, 1999


                           CALIFORNIA MICROWAVE, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



         0-7428                                         94-1668412
 (Commission File No.)                      (IRS Employer Identification No.)


                              1143 BORREGAS AVENUE
                           SUNNYVALE, CALIFORNIA 94089
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (408) 732-4000



                                  ------------

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      California Microwave, Inc. (the "Company") announced on March 11, 1998, that it has entered into an asset purchase agreement (the "Purchase Agreement") with Northrop Grumman Corporation for the sale of the Company's Information Systems Division ("ISD"). Pursuant to the terms of the Purchase Agreement, the Company will receive $93 million at closing and an additional amount of up to $5 million in 2000 if certain revenue goals are met. The Purchase Agreement also provides for an interim adjustment in the cash to be paid at closing for any change in ISD's net assets between June 30, 1998 and the closing date.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      a.    None.

      b. Pro-forma financial information reflected in this disposition will be provided in a future filing.

      c.    EXHIBITS

            2.1 Asset Purchase Agreement dated March 10, 1999 between Northrop Grumman Corporation and California Microwave, Inc.


            99.1  Press release dated March 11, 1999.


                                       1.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       CALIFORNIA MICROWAVE, INC.


Dated:  March 16, 1999                 By:  /S/ DONNA S. BIRKS
                                            ------------------------------------
                                            Donna S. Birks
                                            Executive Vice President and
                                            Chief Financial Officer


                                       2.
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                                 Exhibit Index


Exhibit
Number                   Description
-------                  -----------
  2.1 Asset Purchase Agreement dated March 10, 1999 between Northrop Grumman Corporation and California Microwave, Inc.

 99.1             Press Release dated March 11, 1999.